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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use incorporation by reference in the Prospectus constituting part of this Registration Statement on Form SB-2 filed on the date hereof pursuant to Rule 462(b) of the Securities Act of 1933 our reports dated January 17, 1996, and May 21, 1996, relating to the financial statements of International Pay Phones, Inc., which are incorporated by reference into such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/  Miller Sherrill Blake CPA
MILLER SHERRILL BLAKE CPA PA

December 13, 1996